UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2005

Tuesday Morning Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas 75240
(Address of Principal Executive Offices, including Zip Code)

(972) 387-3562
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

On July 7, 2005, Tuesday Morning Corporation (the “Company”), Tuesday Morning, Inc., an indirect wholly owned subsidiary of the Company (“TMI”), and Madison Dearborn Capital Partners II, L.P. (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC (the “Underwriter”), in connection with the offering of 3,200,000 shares of the Company’s common stock by the Selling Stockholder.  The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission on September 4, 2003 (Registration No. 333-108275).  Upon completion of the offering, the Selling Stockholder will continue to own approximately 27.6% of the Company’s outstanding shares of common stock.  The Company will not receive any of the proceeds from this offering.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is being incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated July 7, 2005, by and among the Company, TMI, the Selling Stockholder and the Underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

/s/ Loren K. Jensen

	By:	Loren K. Jensen
	Its:	Executive Vice President and Chief Financial Officer

Date: July 11, 2005